EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We have issued our reports, dated February 28, 2007, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Rent-A-Center, Inc. on Form S-8.
/s/ GRANT THORNTON LLP
Dallas, Texas
August 3, 2007